Exhibit 10.22

ESI PENSION PLAN

2012 Restatement

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ARTICLE I

GENERAL PROVISIONS

Section 1.01. Designation and Purpose. This Plan is a continuation and complete restatement of the ESI Pension Plan originally effective June 9, 1998. The effective date of the Plan, as restated, is January 1, 2012, except as otherwise provided. The Plan is a cash balance defined benefit plan. The Plan’s purpose is to provide retirement income for Eligible Employees, and the Plan is designed to meet the requirements of Code sections 401(a) and 501(a) and the requirements of ERISA. The Plan is frozen with respect to Employees who first complete an Hour of Service on or after June 2, 2003 and certain other employees, and frozen with respect to accruals after March 31, 2006.

Section 1.02. Trust Agreement. Effective as of the date of its execution, ESI entered into a Trust Agreement with Bank One Trust Company, N.A., providing for a trust to support and implement the operation of the Plan. The Trust Agreement, as amended from time to time, is part of this Plan.

ARTICLE II

DEFINITIONS

Section 2.01. Terms Defined. As used in the Plan, the following words and phrases, when capitalized, will have the following meanings, unless a different meaning is plainly required by the context.

“Actuarial Equivalent” means, with respect to a benefit, another benefit that has the same actuarially-determined value. The determination of an Actuarial Equivalent benefit will be computed using the mortality table as prescribed in Revenue Ruling 2001-62, and an interest rate equal to an Applicable Percentage for that Plan Year. For purposes of distributions with Annuity Starting Dates on or after December 31, 2007, and notwithstanding any other Plan provisions to the contrary, the applicable mortality table used for purposes of adjusting any benefit or limitation under Code sections 415(b)(2)(B), (C) or (D) as set forth in Section 11.02 of the Plan is the table prescribed in Code section 417(e)(3)(A)(ii)(I).

“Aggregation Group” means either a Required Aggregation Group or a Permissive Aggregation Group.

“Annual Addition” means, with respect to a Member for a Plan Year, the following amounts credited to a Member’s accounts in any qualified defined contribution plan maintained by the Employer or a Related Employer for the Plan Year: employer contributions, employee contributions (other than rollover contributions); forfeitures; amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code section 415(l)(2), that is part of a pension or annuity plan maintained by the Employer or a Related Employer; and amounts derived from contributions paid or accrued after March 31, 1984, that are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee, under a welfare benefit fund, as defined in Code section 419(e), maintained by the Employer or a Related Employer.

“Annuity Starting Date” means, with respect to a Member, the first day of the first period for which a Plan benefit is paid as an annuity or, in the case of a benefit not paid in the form of an annuity, the first day on which all events have occurred that entitle the Member to the benefit.

“Applicable Election Period” means, in the case of an election to waive a Qualified Joint and Survivor Annuity or Life Annuity (a) the 90-day period ending on the Annuity Starting Date or (b) the 30-day period beginning on the date the Committee provides the Member with the written explanation described in Section 7.06, whichever ends later. In the case of an election to waive the Qualified Preretirement Survivor Annuity, “Applicable Election Period” means (a) the period that begins on the first day of the Plan Year in which the Member reaches age 35 and ends on the date of the Member’s death or (b) if a Member’s employment is earlier terminated, with respect to benefits accrued before the termination, the period that begins no later than the date of the termination and ends on the date of the Member’s death.

“Applicable Percentage” means, with respect to a Plan Year, the annual rate of interest on 30-year Treasury securities for November of the year preceding that Plan Year, as specified by the Commissioner of Internal Revenue.

“Beneficiary” means the person or persons designated pursuant to Section 7.15 to receive benefits under the Plan after a Member’s death.

“Board of Directors” means the Board of Directors of ESI.

“Break in Service” means a Plan Year during which an Employee completes 500 or fewer Hours of Service.

“Cash Balance Account” means a bookkeeping account maintained for a Member pursuant to Section 6.01.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and interpretive rulings and regulations.

“Committee” means the Plan Committee established pursuant to Article VIII.

“Compensation” means, with respect to an Employee for a Plan Year, the Employee’s wages, salaries, fees for professional services, retention bonuses, other amounts received for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are included in gross income, amounts contributed by the Employer pursuant to a salary reduction agreement that are not includable in the gross income of the Member under Code section 125, 132(f)(4), 402(e)(3), 402(h), 403(b), or 457, and Employee contributions described in Code section 414(h)(2) that are treated as Employer contributions. Compensation does not include, whether or not included in gross income, reimbursements or other expense allowances; fringe benefits (cash and non-cash); moving expenses (including settling in allowances); nonqualified deferred compensation; welfare benefits; amounts realized from the exercise of a nonqualified stock option or when restricted stock (or property) held by an employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; severance pay and any other amounts paid after severance from employment, other than regular compensation for services during or outside regular working hours that is paid within 2 1/2 months of severance from employment or, if later, by the last day of the Plan Year in which employment was severed, and other than “differential wage payments” described in Code section 3401(h)(2); and salary continuation payments to Participants who do not perform services for the Employer by reason of disability leave. An Employee’s Compensation will not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code section 401(a)(17)(B).

“Compensation Limit” means the limitation on annual benefits described with reference to a Member’s average Compensation at Subsection 11.02(a).

“Continuous Service” means the aggregate period of time during which the employment relationship exists between an Employee and the Employer, determined as follows:

(1) The period of time beginning on the date an Employee first performs an Hour of Service and ending on the Employee’s Severance from Service date.

(2) Any Period of Severance by reason of a quit, discharge or retirement, of less than 12 months; provided, however, that if an Employee is absent from service for a reason other than a quit, discharge, or retirement and subsequently incurs a Severance from Service as a result of a quit, discharge, or retirement, the Period of Severance shall be credited only if the Employee returns to the Employer’s service on or before the first anniversary of the date the Employee was first absent from service.

(3) Any period of time beginning on the date the Employee first performs an Hour of Service after a Period of Severance and ending on the date the Employee again incurs a Severance from Service.

(4) For purposes of aggregating periods of Continuous Service, 12 months of completed service shall equal one year of Continuous Service, and 30 days of completed service shall equal one month of Continuous Service.

“Determination Date” means, for purposes of determining whether the Plan is a Top-Heavy Plan for any Plan Year, the last day of the preceding Plan Year; for the first Plan Year, the last day of the Plan Year.

“Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

“Disability” means a total disability within the meaning of ESI’s long-term disability insurance plan, as amended from time to time, whether or not the Member actually participates in ESI’s long-term disability insurance plan.

“Disability Date” means, with respect to a Member, the date the Member is first determined by the Committee to have a Disability.

“Distributee” means an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order are Distributees with regard to the interest of the Spouse or former Spouse.

“Dollar Limit” means the limitation on annual benefits described with reference to $160,000 at Subsection 11.02(a).

“Effective Date” means June 9, 1998.

“Eligible Employee” means an Employee other than (a) a federal work study student; (b) a non-resident alien; (c) a Leased Employee; (d) an Employee who is covered by a collective bargaining agreement that does not provide for Plan membership; (e) an Employee accruing benefits for current service under any other qualified defined benefit plan or qualified defined contribution plan maintained by the Employer or a Related Employer (other than the ESI 401(k) Plan); (f) an Employee who first completes an Hour of Service on or after June 2, 2003; or (g) an Employee who first completes an Hour of Service before June 2, 2003, but terminates employment with the Employer before completing a Year of Eligibility Service or a year of Continuous Service and returns after incurring a one-year Break in Service or a one-year Period of Severance.

“Eligible Retirement Plan” means any of the following that accepts the Distributee’s Eligible Rollover Distribution: subject to the applicable requirements of Code section 408A, a Roth IRA described in Code section 408A; an individual retirement account described in Code section 408(a); an individual retirement annuity described in Code section 408(b); an annuity plan described in Code section 403(a); a qualified trust described in Code section 401(a); an annuity contract described in Code section 403(b); and an eligible plan under Code section 457(b), which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

“Eligible Rollover Distribution” means any distribution of all or a portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s Beneficiary, or for a specified period of ten years or more; any distribution to the extent that the distribution is required under Code section 401(a)(9); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

“Employee” means any person employed by the Employer as a salaried employee, who is paid from a payroll maintained in the United States, and who receives compensation that the Employer initially reports on a federal wage and tax statement (Form W-2). For purposes of crediting Years of Eligibility Service or Years of Vesting Service and, except as otherwise provided, for purposes of Articles XI and XIII, the term “Employee” includes a Leased Employee.

“Employer” means ESI and any Related Employer that adopts the Plan. For purposes of crediting service for eligibility to participate and, except as otherwise provided, for purposes of the rules set out in Articles XI and XIII, the term “Employer” includes any Related Employer.

“Entry Date” means the first day of each calendar month.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and interpretive rulings and regulations.

“ESI” means ITT Educational Services, Inc., and any corporation that succeeds to its business and adopts the Plan.

“Final Quarter” means the period beginning January 1, 2006 and ending March 31, 2006.

“Full-Time Employee” means an Employee who regularly works at least 40 hours per week.

“Freeze Date” means March 31, 2006. The Freeze Date is the date as of which benefit accruals cease under the Plan.

“Highly Compensated Member” means a highly compensated active Employee or a highly compensated former Employee.

(a) With respect to a Plan Year, a highly compensated active Employee includes any Employee who performs service for the Employer during the Plan Year and who (1) is a 5% owner for that Plan Year or was a 5% owner for the prior Plan Year or (2) for the prior Plan Year received Compensation from the Employer in excess of $80,000 (as adjusted pursuant to Code section 415(d)). The Employer does not elect to require that a highly compensated active employee must be a member of the Employer’s top-paid group for the preceding Plan Year.

(b) With respect to a Plan Year, a highly compensated former Employee includes any Employee who terminated employment (or was deemed to have terminated employment) prior to the Plan Year, performs no service for the Employer during the Plan Year, and was a highly compensated active Employee for either the Plan Year during which he terminated employment or any Plan Year ending on or after the Employee’s 55th birthday.

(c) The determination of who is a Highly Compensated Member will be made in accordance with Code section 414(q).

“Hour of Service” means each hour for which an Employee is entitled to credit under this Subsection.

(a) An Employee is entitled to credit for each hour for which he is paid, or entitled to payment, for the performance of duties for the Employer. Subject to the provisions of Paragraph (f), an Hour of Service described in this Paragraph will be credited to an Employee for the computation period in which the duties are performed.

(b) An Employee is entitled to credit for each hour for which he is paid, or entitled to payment, by the Employer on account of a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; provided, however, that no Hours of Service will be credited under this Paragraph if payment is made or due solely to reimburse an Employee for medical or medically related expenses or solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws. No more than 501 Hours of Service will be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not this period occurs in a single Plan Year) unless the Hours of Service are credited pursuant to Paragraph (d). Subject to the provisions of Paragraph (f), an Hour of Service credited to an Employee pursuant to this Paragraph will be credited to the computation period or periods during which no duties are performed.

(c) An Employee is entitled to credit for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hour of Service will not be credited under Paragraph (a) or Paragraph (b), as the case may be, and under this Paragraph. An Hour of Service described in this Paragraph will be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than to the computation period in which the award, agreement, or payment is made.

(d) For eligibility and vesting purposes only, “Hours of Service” will be credited to an Employee for military leave for training or service, or both, if that Employee is entitled to be credited with service for his period of military leave upon his reemployment with the Employer under applicable federal law. An Employee will be credited with 190 Hours of Service for each month of military leave.

(e) Solely for purposes of determining whether a Break in Service has occurred for eligibility and vesting purposes, an Employee who is absent from work for maternity or paternity reasons will receive credit for the Hours of Service that would otherwise have been credited to the Employee but for the absence, or in any case in which those hours cannot be determined, eight Hours of

Service per day of the absence. For purposes of this Paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the Employee, (2) by reason of a birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (4) for purposes of caring for the child for a period beginning immediately following its birth or placement. The total number of hours treated as Hours of Service under this Paragraph by reason of any absence may not exceed 501. The Hours of Service credited under this Paragraph will be credited (1) to the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period or (2) in all other cases, to the following computation period. No Hours of Service will be credited pursuant to this Paragraph unless the Employee furnishes to the Committee such timely information as the Committee may reasonably require to establish (1) that the absence from work is for reasons referred to in this Paragraph and (2) the number of days of the absence.

(f) All regulations promulgated by the U.S. Secretary of Labor or his delegate applicable to the computation and crediting of Hours of Service under ERISA, including 29 C.F.R. § 2530.200(b)-2, are incorporated as part of the Plan. The provisions of the Plan are intended to comply with the regulations and will be construed and applied to effect compliance.

“ITT Plan” means the ITT Retirement Plan for Salaried Employees of ITT Corporation, as in effect immediately prior to June 9, 1998.

“Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Code section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual Compensation of more than $150,000.

“Leased Employee” means any person who performs services for the Employer, but who is not an employee of the Employer, if the services are provided pursuant to an agreement between the Employer and any other person, the person has performed the services for the Employer (or for the Employer and related persons) on a substantially full-time basis for a period of at least one year, and the services are performed under the primary direction or control of the Employer. A person will not be considered a Leased Employee if:

(a) the person is covered by a money purchase pension plan providing:

(1) a non-integrated employer contribution rate of at least 10% of compensation, as defined in Code section 415(c)(3), which includes amounts contributed pursuant to a salary reduction agreement that are excludable from the person’s gross income under Code section 125, 402(a)(8), 402(h), or 403(b),

(2) immediate participation, and

(3) full and immediate vesting; and

(b) the person, together with all other persons who would otherwise be considered Leased Employees, do not constitute more than 20% of the Employer’s non-highly compensated workforce.

“Life Annuity” means a level monthly annuity beginning on the applicable Annuity Starting Date and continuing for the life of the Member.

“Member” means any Eligible Employee who has met the eligibility requirements set forth in Article III and for whom benefits are to be provided under the Plan.

“Non-Key Employee” means any Employee (including a Beneficiary of the Employee) who is not a Key Employee.

“Normal Retirement Date” means, with respect to each Member, the first day of the month following the date the Member has both reached age 55 and completed five Years of Vesting Service.

“Period of Severance” means a period of time that begins on the Severance from Service date and ends on the date on which an Employee again performs an Hour of Service.

“Permissive Aggregation Group” means an Aggregation Group that may include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code sections 401(a)(4) and 410.

“Plan” means the ESI Pension Plan, as amended from time to time.

“Plan Year” means the period from the Effective Date through December 31, 1998 and any subsequent calendar year.

“Qualified Domestic Relations Order” means a qualified domestic relations order within the meaning of

Code section 414(p).

“Qualified Joint and Survivor Annuity” means an immediate level monthly annuity beginning on the applicable Annuity Starting Date and continuing for the life of the Member, with a survivor annuity to and for the life of his Spouse, in a monthly amount equal to one-half of the monthly amount payable during the joint lives of the Member and his Spouse.

“Qualified Joint and 75% Survivor Annuity” means an immediate level monthly annuity beginning on the applicable Annuity Starting Date and continuing for the life of the Member, with a survivor annuity to and for the life of his Spouse, in a monthly amount equal to 75% of the monthly amount payable during the joint lives of the Member and his Spouse.

“Qualified Preretirement Survivor Annuity” means a level monthly annuity beginning on the applicable Annuity Starting Date and continuing for the life of a Member’s Spouse.

“Regular Part-Time Employee” means an Employee who regularly works at least 20 hours per week, but less than 40 hours per week.

“Related Employer” means any employer that, together with the Employer, is under common control or a member of an affiliated service group, as determined under Code sections 414(b), (c), (m), and (o). In determining whether an Employer is a member of a controlled group for purposes of Article XI, the rules of Code sections 414(b) and (c) will be applied as modified by Code section 415(h).

“Required Aggregation Group” is a group of Retirement Plans comprising:

(a) each Retirement Plan of the Employer, including any terminated Retirement Plan, in which a Key Employee has been a Member in the Plan Year containing the Determination Date or any of the four preceding Plan Years; and

(b) each other Retirement Plan of the Employer that has enabled a Retirement Plan described in Paragraph (a) to meet the requirements of Code section 401(a)(4) or 410 during the period described in Paragraph (a).

“Required Beginning Date” means, with respect to a Member who is not a 5% owner as described in Code section 416 and who did not reach age 70 1/2 before January 1, 1997, April 1 of the calendar year following the later of (a) the calendar year in which the Member Separates from Service and (b) the calendar year in which the Member reaches age 70 1/2. “Required Beginning Date” means, with respect to a Member who is a 5% owner as described in Code section 416 or a Member who reached age 70 1/2 before January 1, 1997, April 1 of the calendar year following the calendar year in which the Member reaches age 70 1/2.

“Retirement Plan” means a retirement program of the Employer intended to qualify under Code section 401(a).

“Secretary” means the U.S. Secretary of Treasury or his delegate.

“Separates from Service” or “Separation from Service” means any termination of the employment relationship between an Employee and the Employer; provided, however, that it does not mean:

(a) temporary absence of the Employee due to vacation, sickness, strike, seasonal layoff, or similar cause,

(b) a leave of absence for any reason approved by the Employer on a nondiscriminatory basis,

(c) military leave to the extent that the Employee is credited with Hours of Service for the leave, or

(d) the first 12 months of a period of total disability as determined by the Social Security Administration or the Plan Committee.

For this purpose, the term “Employer” includes all Related Employers, and an Employee or former Employee will not be treated as having incurred a Separation from Service until the employment relationship between the Employee and all Related Employers is terminated.

“Severance from Service” occurs on the earlier of the following two dates:

(1) The date the Employee quits, is discharged, retires or dies; or

(2) The later of:

(A) the first anniversary of the first day the Employee is absent from the service of the Employer for a reason not enumerated in Paragraph (1);

(B) the expiration of an authorized leave of absence, provided the Employee does not return to the service of the Employer following the expiration of the leave of absence;

(C) in the case of an absence due to maternity or paternity leave for reason of the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee, or the caring for a child for a period immediately following birth or placement, the second anniversary of the date the absence commences; or

(D) any period of military service in the Armed Forces of the United States required to be credited by law; provided, however, that the Employee does not return to the service of the Employer within the period the Employee’s reemployment rights are protected by law.

“Social Security Retirement Age” means (a) age 65 for a Member born before January 1, 1938, (b) age 66 for a Member born after December 31, 1937, but before January 1, 1955, and (c) age 67 for a Member born after December 31, 1954.

“Spouse” means, with respect to any Member, the Member’s lawfully married spouse, if any, on the applicable date. The Plan will not recognize common law marriages or similar arrangements unless required to do so by federal law. A former Spouse will also be considered a Spouse to the extent provided under a Qualified Domestic Relations Order.

“Top-Heavy Group” means an Aggregation Group described in Section 13.02(b).

“Top-Heavy Plan” means a Retirement Plan described in Section 13.02(a).

“Transition Member” means a Member who, as of December 31, 1998, has either (a) reached age 50 and completed 10 Years of Benefit Service, or (b) completed 15 Years of Benefit Service.

“Trust” means the trust established by the Employer under the Plan.

“Trust Agreement” means the agreement between the Employer and the Trustee establishing the Trust to implement and support the operation of the Plan.

“Trust Assets” means the assets of the Trust.

“Trustee” means the original trustee of the Trust and any person becoming successor trustee of the Trust.

“Year of Benefit Service” means, for any Employee, a Plan Year ending before January 1, 2006 during which the Employee has completed at least 1,000 Hours of Service. A Year of Benefit Service will always be measured in whole years, and any Plan Year during which an Employee has completed less than 1,000 Hours of Service will be disregarded in determining the number of the Employee’s Years of Benefit Service. If an Employee Separates from Service and is subsequently reemployed by an Employer, his benefit service accrued prior to his Separation from Service will be restored to him immediately, and he will immediately begin accruing benefit service for the period of his reemployment occurring prior to January 1, 2006. For purposes of this Subsection, any benefit service with ITT Corporation or any of its affiliated companies that was credited to an Employee under the ITT Plan as of the Effective Date will be treated as benefit service with the Employer under this Plan. Notwithstanding the preceding provisions, an Employee will receive credit for a partial Year of Benefit Service as provided in Section 6.05.

“Year of Eligibility Service” means an eligibility computation period during which an Employee completes at least 1,000 Hours of Service. The first eligibility computation period is the 12-month period beginning on the date the Employee first completes an Hour of Service. Thereafter, the Employee’s eligibility computation period is the Plan Year, beginning with the first Plan Year that begins after the date on which the Employee’s employment began. If an Employee Separates from Service before completing a Year of Eligibility Service, thereafter incurs a Break in Service, and is later reemployed, his eligibility computation period for the period after his reemployment will be recalculated as if he had not been previously employed. Years of Eligibility Service before five or more consecutive Breaks in Service will not be considered Years of Eligibility Service if the number of consecutive Breaks in Service equals or exceeds the Years of Vesting Service credited to the Employee and the Employee was not vested in any portion of his Plan benefit at the time the Breaks in Service occurred, unless the Employee completes a period of eligibility service with the Employer after the Break in Service equal to the lesser of (1) the number of the Employee’s consecutive Breaks in Service or (2) 10 Years of Eligibility Service.

For purposes of this definition, any eligibility service with ITT Corporation or any of its affiliated companies that was credited to an Employee under the ITT Plan as of the Effective Date will be treated as eligibility service with the Employer under this Plan.

“Year of Vesting Service” means, for any Employee, a Plan Year during which the Employee has completed not fewer than 1,000 Hours of Service; provided, however, that the following shall not be considered Years of Vesting Service:

(a) For purposes of determining the vested percentage of a Member’s benefit that accrued before five or more consecutive Breaks in Service, Years of Vesting Service occurring after the Breaks in Service; and

(b) For purposes of determining the vested percentage of a Member’s benefit for a Member who is not vested in any portion of his Plan benefit at the time the Breaks in Service occurred, Years of Vesting Service before five or more consecutive Breaks in Service, if the number of the consecutive Breaks in Service equals or exceeds the Years of Vesting Service credited to the Employee before the Breaks in Service occurred, unless the Member completes a period of eligibility service with the Employer after the Breaks in Service equal to the lesser of (1) the number of his consecutive Breaks in Service or (2) 10 Years of Eligibility Service.

For purposes of this definition, any vesting service with ITT Corporation or any of its affiliated companies that was credited to an Employee under the ITT Plan as of the Effective Date will be treated as vesting service with the Employer under this Plan.

Section 2.02. Rules of Construction. The following rules of construction will govern in interpreting the Plan:

(a) In resolving any conflict between provisions of this Plan and any other uncertainty as to the meaning or intention of any provision of this Plan, the interpretation that will prevail is the interpretation that (1) causes the Plan to constitute a qualified plan under the provisions of Code section 401, with the contributions of the Employer to the Trust as items deductible by the Employer from net income for federal income tax purposes and (2) causes the Plan to comply with all applicable requirements of ERISA.

(b) Other than as specified in Subsection (a), the provisions of this Plan will be construed and governed in all respects under and by the internal laws of the State of Indiana.

(c) Words used in the masculine gender will be construed to include the feminine gender, where appropriate.

(d) Words used in the singular will be construed to include the plural, where appropriate, and vice versa.

(e) The headings and subheadings in the Plan are inserted for convenience of reference only and are not to be considered in the construction of any provision of the Plan.

(f) If any provision of this Plan is held to violate the Code or ERISA or to be illegal or invalid for any other reason, that provision will be deemed to be null and void, but the invalidation of that provision will not otherwise impair or affect the Plan.

ARTICLE III

MEMBERSHIP

Section 3.01. Date of Membership. Each Eligible Employee who was a Member on December 31, 2011, will remain a Member on January 1, 2012, subject to the terms of the Plan in effect on and after that date. Each Eligible Employee who was not a Member on December 31, 2011, but who is credited with an Hour of Service on or after January 1, 2012, will become a Member in accordance with the provisions of this Section.

(a) Each Eligible Employee who is not a Full-Time Employee or a Regular Part-Time Employee will become a Member on the first Entry Date that occurs on or after the date he has both reached age 21 and has completed one Year of Eligibility Service. A former Eligible Employee who has previously completed one Year of Eligibility Service, but who has not become a Member, will become a Member as of the first Entry Date on or after he has both reached age 21 and has completed an Hour of Service upon his reemployment as an Eligible Employee. An Eligible Employee who becomes a Member and Separates from Service will again become a Member on the date he first completes an Hour of Service after his reemployment as an Eligible Employee.

(b) Each Eligible Employee who is a Full-Time Employee or a Regular Part-Time Employee will become a Member on the First Entry Date that occurs on or after the date he has both reached age 21 and has completed one year of Continuous Service. If an Employee incurs a Severance from Service before completing a year of Continuous Service, thereafter incurs at least a 12-month Period of Severance and is then reemployed, his Period of Severance will not be counted as Continuous Service in determining the date he completes a year of Continuous Service after his reemployment. If an Employee incurs a Severance from Service before completing a year of Continuous Service, thereafter incurs a Period of Severance of less than 12 months and is then reemployed, his Period of Severance will be counted as Continuous Service in determining the date he completes a year of Continuous Service after his reemployment. A former Eligible Employee who has previously completed one year of Continuous Service, but who has not become a Member, will become a Member as of the first Entry Date on or after he has both reached age 21 and has completed an Hour of Service upon his reemployment as an Eligible Employee. An Eligible Employee who becomes a Member and then incurs a 12-month period of Severance will again become a Member on the date he first completes an Hour of Service after his reemployment as an Eligible Employee.

(c) Notwithstanding the preceding Paragraphs, the period of an Employee’s employment prior to January 1, 2001 that was recognized as eligibility service under the terms of the Plan then in effect will be recognized as eligibility service on January 1, 2001. Recognition of service will be in accordance with the transition rules set forth in Treasury Regulation § 1.410(a)-7(f) and (g).

Section 3.02. Cessation of Membership. A Member will cease to be a Member on the date as of which (a) he is no longer an Eligible Employee and (b) all of his Plan benefits have been distributed.

Section 3.03. Transfers of Employment. If a Member transfers from one Employer to another Employer and remains an Eligible Employee, his membership in the Plan will continue as if no transfer occurred. If a Member transfers from an Employer to a Related Employer that does not participate in the Plan, or if a Member transfers to another Employer and is no longer considered an Eligible Employee, the following will occur:

(a) The Member’s benefit will remain in the Plan, and the Member’s Cash Balance Account will continue to be credited with interest pursuant to Section 6.04;

(b) The Member will continue to accrue Continuous Service, Years of Eligibility Service and Years of Vesting Service; and

(c) The Member will not continue to accrue Years of Benefit Service, and no further pay credits will be allocated to the Member’s Cash Balance Account pursuant to Section 6.02 or 6.03.

ARTICLE IV

FUNDING OF BENEFITS

Section 4.01. Funding Policy and Method. Each Plan Year, the Employer will pay to the Trust an amount sufficient to fund the benefits provided under the Plan pursuant to the requirements of Code section 412 and ERISA.

Section 4.02. Actuarial Valuations. The Employer or the Committee will designate an actuary for the Plan. The actuary will periodically (at least annually) perform an actuarial valuation of the Plan and Trust and will certify to the Employer or the Committee in writing the results of each valuation. Each actuarial valuation will include a valuation of the assets and liabilities of the Plan. The actuary will apply all gains and forfeitures arising in the operation of the Plan to reduce the Employer’s contributions, all in accordance with the actuarial methods, factors, and assumptions then employed by the actuary in accordance with the Plan and ERISA. The actuarial valuation used for computing Plan costs for minimum funding for a year will be the same valuation used for the purpose of the top-heavy determination under Section 13.02 for the year.

Section 4.03. Funding Standard Account. The Committee will cause the actuary to establish and maintain a funding standard account for the Plan for purposes of measuring and determining compliance with the minimum funding standards imposed by ERISA.

Section 4.04. Nondiversion and Exclusive Benefit. Except as expressly provided in this Section, the Trust Assets will not revert to the Employer and will be devoted exclusively to the payment of benefits to Members, Beneficiaries, and other persons and for payment of reasonable administration expenses as provided in the Plan and Trust Agreement. The Trustee will, however, return to the Employer a contribution to the Plan under the following circumstances:

(a) If the Plan receives an adverse determination letter from the Internal Revenue Service regarding initial qualification of the Plan under Code section 401(a), and an Employer requests in writing that its prior contributions be returned, the Trustee will comply with the Employer’s request; provided, however, that no contribution will be returned to an Employer pursuant to this Subsection more than one year after receipt of the determination and, provided further, that the Employer filed a complete application for determination within the time prescribed by law for filing its return for the taxable year in which the Plan was adopted or any later date prescribed by the Secretary.

(b) If any contribution is made to the Plan by mistake of fact and the Employer requests in writing that the contribution be returned, the Trustee will comply with the Employer’s request; provided, however, that no contribution may be returned to the Employer pursuant to this Subsection more than one year after the date on which the contribution is made.

(c) To the extent that the deduction for a contribution made by the Employer is disallowed, the contribution will be returned to the Employer (to the extent disallowed) within one year after the disallowance of the deduction, if the Employer so requests in writing.

(d) To the extent provided for under the terms of the Plan and applicable law, as certified to the Trustee in writing by the Company, upon termination of the Plan and after provision for the satisfaction of all liabilities of the Plan to persons entitled to benefits under the Plan, any amounts remaining in the Trust because of erroneous actuarial computation will revert to and be returned to the Employer.

Section 4.05. Limitations Based on Funded Status of the Plan. Notwithstanding any provision of the Plan to the contrary, except to the extent the exception under Code section 436(d)(4) applies, the following provisions will apply:

(a) If the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 60 percent, benefit accruals will cease during the period benefit accruals are restricted under the provisions of Code section 436(e).

(b) If the Plan’s adjusted funding target attainment percentage for a Plan Year falls below the threshold described at Code section 436(d)(1) or (3), payment of any prohibited payment during the period specified in, and to the extent necessary to comply with the provisions of, Code section 436(d) will cease.

(c) A prohibited payment will not be paid during any period the Employer is a debtor in a case under Title 11 of the United States Code, or similar federal or state law, to the extent necessary to comply with the provisions of Code section 436(d)(2).

(d) An amendment that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable will not become effective during the period the amendment would violate the provisions of Code section 436(c).

(e) If an optional form of benefit that is otherwise available under the terms of the Plan is not available because of the application of Code section 436(d)(1) or (2), the Member or Beneficiary, as applicable, will be eligible to elect another form of benefit available under the Plan or to defer payment to a later date (to the extent permitted under applicable qualification requirements).

(f) If an optional form of benefit that is otherwise available under the terms of the Plan is not available because the Plan’s adjusted funding target percentage for a Plan Year is 60 percent or greater but less than 80 percent, the Member or Beneficiary, as applicable, may (to the extent permitted under applicable qualification requirements) elect to defer commencement of the entire benefit until after the restrictions on prohibited payments lapse and then receive it in any optional form of payment available under the Plan, or commence payment of the entire benefit in any optional form otherwise available under the Plan. The election will be subject to any other applicable qualification requirements, will be treated as a new Annuity Starting Date, and will be made in accordance with all Plan rules regarding elections of forms of benefit.

(g) If a Member or Beneficiary is entitled to an unpredictable contingent event benefit with respect to any event occurring during any Plan Year, the unpredictable contingent event benefit will not be provided to the Member or Beneficiary if the Plan’s adjusted funding target attainment percentage for the Plan Year is less than 60 percent or would be less than 60 percent taking into account the occurrence; provided, however, that the unpredictable contingent event benefit will become payable if and when the Plan meets the exemption under Code section 436(b)(2).

For purposes of this Section, the terms “adjusted funding target attainment percentage,” “prohibited payment,” “unpredictable contingent event benefit,” “unrestricted portion of the benefit,” and “restricted portion of the benefit” will have the meanings given under Code section 436 and any applicable Internal Revenue Service guidance.

If the provisions of this Section 4.05 cease to be required by law as a result of subsequent legislation or otherwise, this Section will be ineffective without the necessity of further amendments to the Plan.

ARTICLE V

VESTING

Section 5.01. Nonforfeitability. For all purposes of the Plan, a “vested” interest is an interest that is nonforfeitable in the sense that it constitutes a claim that is unconditional and legally enforceable against the Plan.

Section 5.02. Vesting of Member’s Benefit. A Member’s interest in his Plan benefit will be forfeitable, except as that interest becomes vested under this Section.

(a) A Member’s interest in his Plan benefit will be 100% vested upon the occurrence of any of the following events:

(1) his Normal Retirement Date;

(2) his death or Disability while an Employee;

(3) partial termination of the Plan (within the meaning of the Code), to the extent funded;

(4) termination of the Plan, to the extent funded; or

(5) completion of three Years of Vesting Service.

(b) Notwithstanding any other provision of this Section, for the first Plan Year in which the Plan is a Top-Heavy Plan and for all subsequent Plan Years in which the Plan is a Top-Heavy Plan, the interest of a Member in his Plan benefit will become 100% vested upon the Member’s completion of three Years of Vesting Service. If the Plan ceases to be a Top-Heavy Plan, the following will apply:

(1) A Member with at least three Years of Vesting Service as of the beginning of the first Plan Year that succeeds a Top-Heavy Plan Year will remain vested in his Plan benefit in accordance with the Top-Heavy Plan vesting schedule;

(2) Any other Member will, as of the beginning of the first Plan Year that succeeds a Top-Heavy Plan Year, again be subject to the provisions of Subsection (a) with respect to all of his interest in the Plan.

Section 5.03. Deemed Distributions. If upon a Separation from Service, a Member is 0% vested in his Plan benefit, the vested portion of his Plan benefit will be deemed distributed to him as of his Separation from Service. No amount or benefit forfeited or lost in any manner under the provisions of the Plan will be applied to increase the benefits of any Employee, Member, or other person entitled to benefits under the Plan.

ARTICLE VI

MEMBER BENEFITS

Section 6.01. Cash Balance Accounts. The Committee will maintain a separate Cash Balance Account for each Member. A Cash Balance Account is a bookkeeping account used to determine the amount of a Member’s benefit payable under the Plan. A Member will have neither an actual account nor any interest in particular Trust Assets.

Section 6.02. Standard Pay Credits. Subject to Sections 6.03 and 6.05, pay credits will be credited to a Member’s Cash Balance Account as follows:

(a) Until he Separates from Service, a Member’s Cash Balance Account will be credited each Plan Year with a pay credit equal to a points-related percentage of the Member’s Compensation for that Plan Year. A Member’s points for a Plan Year will be equal to the sum of the Member’s age and Years of Benefit Service as of the last day of the Plan Year. For this purpose, the Plan will count only whole years of age and Years of Benefit Service and will disregard periods of less than a whole year. Pay credits will be allocated as of the last day of the Plan Year based on the following schedule:

	Standard Percentage of Compensation
Points	Plan Years from 6/1/1998-12/31/2001	Plan Years from 1/1/2002-3/31/06
1-29	2.0%	2.5%
30-34	2.5%	2.5%
35-39	3.0%	3.0%
40-44	3.5%	3.5%
45-49	4.0%	4.0%
50-54	4.5%	4.5%
55-59	5.5%	5.5%
60-64	6.5%	6.5%
65-69	7.5%	7.5%
70-74	9.0%	9.0%
75-79	10.5%	10.5%
80+	12.0%	12.0%

(b) In the event a Member Separates from Service before the last day of a Plan Year, he will not receive an allocation for that Plan Year if he has completed less than 1,000 Hours of Service during that Plan Year. If a Member completes 1,000 or more Hours of Service during that Plan Year, he will receive a pay credit for that Plan Year based on his age and Years of Benefit Service as of the date he Separates from Service and the Compensation he earned during the Plan Year up to the date of his Separation from Service.

Section 6.03. Transition Member Pay Credits. Subject to Section 6.05, if a Member is a Transition Member, his Cash Balance Account will not be credited under Section 6.02 but his Cash Balance Account will instead be credited with pay credits under this Section as follows:

(a) A Transition Member’s Cash Balance Account will be credited each Plan Year with a pay credit equal to a points-related percentage of his Compensation for that Plan Year. A Transition Member’s points will be determined in accordance with Section 6.02. A Transition Member’s pay credits will be allocated as of the last day of the Plan Year based on the following schedule:

	Transition Percentage of Compensation
Points	Plan Years from 6/1/1998-12/31/2001	Plan Years from 1/1/2002-3/31/06
1-29	2.0%	8.0%
30-34	2.5%	8.0%
35-39	3.0%	8.0%
40-44	3.5%	8.0%
45-49	4.0%	8.0%
50-54	4.5%	8.0%
55-59	5.5%	8.0%
60-64	7.0%	8.0%
65-69	8.5%	8.5%
70-74	10.5%	10.5%
75-79	13.0%	13.0%
80+	16.0%	16.0%

(b) In the event a Transition Member Separates from Service before the last day of a Plan Year, he will not receive an allocation for that Plan Year if he has completed less than 1,000 Hours of Service during that Plan Year. If a Transition Member completes 1,000 or more Hours of Service during that Plan Year, he will receive a pay credit for the Plan Year based on his age and Years of Benefit Service as of the date he Separates from Service and the Compensation he earned during the Plan Year up to the date of his Separation from Service.

Section 6.04. Interest Credits.

(a) Until his Annuity Starting Date, for the balance of the Member’s Cash Balance Account that is attributable to amounts credited as of December 31, 2001 (“Pre-2002 Balance”), a Member’s Cash Balance Account will be credited each Plan Year with an interest credit of 5% of the Member’s Pre-2002 balance as of the last day of the prior Plan Year. Interest credits under this Subsection will be credited as of the last day of the Plan Year, except that if a Member’s Annuity Starting Date is other than the last day of a Plan Year, the Member’s interest credit for the Plan Year in which his Annuity Starting Date occurs (1) will be credited to his Cash Balance Account on or before his Annuity Starting Date and (2) will be equal to 5%, reduced as described in the following sentence, of the Member’s Pre-2002 Balance as of the last day of the prior Plan Year. A Member’s reduced interest credit will be equal to 5% multiplied by a fraction, the numerator of which is the number of calendar months in the Plan Year up to but not including the month in which his Annuity Starting Date occurs and the denominator of which is 12.

(b) Until his Annuity Starting Date, for that portion of a Member’s Cash Balance Account that is attributable to amounts credited after December 31, 2001 (“Post-2002 Balance”), a Member’s Cash Balance Account will be credited each Plan Year with an interest credit equal to the average of the 30-year U.S. Treasury rates, as of March 31, June 30, and September 30 of the preceding Plan Year, rounded to the nearest one-tenth (1/10) of one percent (1%), multiplied by the Member’s Post-2002 Balance as of the last day of the prior Plan Year. If no 30-year U.S. Treasury rate is issued for an applicable date, the Plan will substitute the applicable interest rate specified by Code section 417(e)(3) or its interpretive regulations. The minimum rate of interest credit under this Subsection will be 4% and the maximum rate will be 12%. Interest credits under this Subsection will be credited as of the last day of the Plan Year, except that if a Member’s Annuity Starting Date is other than the last day of the Plan Year, the Member’s interest credit for the Plan Year in which his Annuity Starting Date occurs (1) will be credited to his Cash Balance Account on or before his Annuity Starting Date and (2) will be equal to the interest credit determined in the first sentence of this Subsection for the Plan Year in which the Member’s Annuity Starting Date occurs, reduced as described in the following sentence, multiplied by the Member’s Post-2002 Balance as of the last day of the prior Plan Year. A Member’s reduced interest credit will be equal to the interest rate determined in the first sentence of this Subsection for the Plan Year in which the Member’s Annuity Starting Date occurs, multiplied by a fraction, the numerator of which is the number of calendar months in the Plan Year up to but not including the month in which his Annuity Starting Date occurs and the denominator of which is 12.

Section 6.05. Frozen Benefits. Notwithstanding any other provision of the Plan to the contrary, effective March 31, 2006, the benefits of each Member are frozen. No further pay credits will be allocated to a Member’s Cash Balance Account after the Freeze Date. A Member who is employed by the Employer on the Freeze Date, or who has completed at least 250 Hours of Service during the Final Quarter, will be credited with a pay credit equal to a points-related percentage of the Member’s Compensation for the Final Quarter. A Member’s points for the Final Quarter will be equal to the sum of the Member’s age and Years of Benefit Service as of March 31, 2006. For this purpose, the Plan will count only whole years of age and Years of Benefit Service, except that a Member who is employed by the Employer on the Freeze Date or has completed at least 250 Hours of Service during the Final Quarter will be credited with a whole Year of Benefit Service for the Final Quarter.

ARTICLE VII

PAYMENT OF BENEFITS

Section 7.01. Normal Retirement Benefits. Subject to Section 7.05, if a Member Separates from Service on or after his Normal Retirement Date, a benefit equal to the value of his Cash Balance Account will be paid as follows:

(a) If the value of the balance of the Member’s Cash Balance Account is $1,000 or less on the date his benefits are payable, which will be as soon as administratively feasible after his Separation from Service, his benefit will be paid to him in a lump sum cash payment. If the value of the balance of the Member’s Cash Balance Account exceeds $1,000 but does not exceed $5,000 on the date his benefits are payable, his benefit will be paid to him in a lump sum cash payment as of the first day of any month occurring after he Separates from Service and on or before his Required Beginning Date, as he elects. If the value of the balance of the Member’s Cash Balance Account exceeds $1,000 but does not exceed $5,000 on the date his benefits are payable, but later exceeds $5,000, his benefits will be paid to him in accordance with Subsection (b) as though he deferred payment to a time after his benefits were first payable.

(b) If the value of the Member’s Cash Balance Account is greater than $5,000 on the date his benefits would be payable, which will be as soon as administratively feasible after his Separation from Service, his benefit will be paid as follows:

(1) If the Member is married on his Annuity Starting Date, a benefit equal to the value of his Cash Balance Account will be paid to him in the form of a Qualified Joint and Survivor Annuity beginning as soon as administratively feasible after his Separation from Service, unless he waives this form of payment and elects either a Qualified Joint and 75% Survivor Annuity or a lump sum cash payment in accordance with Paragraphs (3) and (4). A Member may elect to defer payment of his benefit to the first day of any month occurring after the Member’s Separation from Service and on or before the Member’s Required Beginning Date.

(2) If the Member is not married on his Annuity Starting Date, a benefit equal to the value of his Cash Balance Account will be paid to him in the form of a Life Annuity beginning as soon as administratively feasible after his Separation from Service, unless he waives this form of benefit and elects a lump sum cash payment in accordance with Paragraphs (3) and (4). A Member may elect to defer payment of his benefit to the first day of any month occurring after the Member’s Separation from Service and on or before the Member’s Required Beginning Date.

(3) A Member may elect to waive the Qualified Joint and Survivor Annuity or the Life Annuity, whichever is applicable, and elect to receive the value of his Cash Balance Account in a single lump sum cash payment or, if he is married, in the form of a Qualified Joint and 75% Survivor Annuity, paid as of the first day of any month occurring after the Member Separates from Service and on or before the Member’s Required Beginning Date.

(4) A Member’s election of a Qualified Joint and 75% Survivor Annuity or a lump sum cash payment in lieu of a Qualified Joint and Survivor Annuity or Life Annuity must be made in writing, be received by the Committee during the Applicable Election Period and, if applicable, state the specific nonspouse Beneficiary (including any class of Beneficiaries or contingent Beneficiaries) who is to receive the lump sum cash payment in the event of the Member’s death, and the particular optional form of benefit. If the Member is married, his Spouse must consent in writing to his election. The Spouse’s consent must be irrevocable, must be made and received by the Committee during the Applicable Election Period, must acknowledge the effect of the consent and election, and must be witnessed by a notary public or Plan representative. If the Member establishes to the satisfaction of the Committee that the Spouse’s consent cannot be obtained because there is no Spouse or the Spouse cannot be located, the Spouse’s consent will be deemed to have been given. If a Member is legally separated from his Spouse or has been abandoned by his Spouse within the meaning of local law, and the Member has a court order to that effect, the Spouse’s consent will not be required unless a Qualified Domestic Relations Order provides otherwise. Any consent will be valid only with respect to the Spouse who signs the consent or, in the event of a deemed consent, the designated Spouse. If a Member’s Spouse is legally incompetent to give consent, the Spouse’s legal guardian (even if the guardian is the Member) may give consent. A Member may revoke a prior election at any time, and any number of times, prior to the commencement of his benefits.

(c) When a Member continues in employment with the Employer beyond his Normal Retirement Date, benefits will not begin during that continued period of employment unless required under Section 7.09. The Member will be sent a notification described in § 2530.203-3(b)(4) of the Department of Labor regulations, provided that the suspension of benefits notice is limited to periods of service within the context of § 2530.203-3(c) of the Department of Labor regulations.

(d) In 2003, after reaching her Normal Retirement Date, the Member Nancy Lohr received a single lump sum cash payment of the present value of her Cash Balance Account. This Subsection (d) provides for and authorizes that distribution to her.

Section 7.02. Disability Retirement Benefits. Subject to Section 7.05, if a Member becomes disabled while he is employed by the Employer, he will be entitled to receive a benefit equal to the value of his Cash Balance Account on any date that is at least 12 months after his Disability Date, provided that he is still disabled on that date. The value of the disabled Member’s Cash Balance Account will be paid as follows:

(a) If the value of the balance of the Member’s Cash Balance Account on the date that is the first anniversary of his Disability Date is $1,000 or less, his benefit will be paid to him as soon as administratively feasible after the first anniversary of his Disability Date. If the value of the balance of the Member’s Cash Balance Account on the date that is the first anniversary of his Disability Date exceeds $1,000 but does not exceed $5,000, his benefit will be paid to him as of the first day of any month occurring after the first anniversary of his Disability Date and on or before his Required Beginning Date, as he elects. If the value of the balance of the Member’s Cash Balance Account exceeds $1,000 but does not exceed $5,000 on the date that is the first anniversary of his Disability Date, but later exceeds $5,000, his benefits will be paid to him in accordance with Subsection (b) as though he deferred payment to a time after his benefits were first payable.

(b) If the value of the balance of the Member’s Cash Balance Account on the date that is the first anniversary of his Disability Date, together with the amount of any prior distributions from the Plan, is greater than $5,000, the value of his Cash Balance Account will be paid as follows:

(1) If the Member is married on his Annuity Starting Date, a benefit equal to the value of his Cash Balance Account will be paid to him in the form of a Qualified Joint and Survivor Annuity beginning as soon as administratively feasible after the first anniversary of his Disability Date, unless he waives this form of payment and elects either a Qualified Joint and 75% Survivor Annuity or a lump sum cash payment in accordance with Paragraph (3). A Member may elect to defer payment of his benefit to the first day of any month occurring after the first anniversary of his Disability Date and on or before the Member’s Required Beginning Date.

(2) If the Member is not married on his Annuity Starting Date, a benefit equal to the value of his Cash Balance Account will be paid to him in the form of a Life Annuity beginning as soon as administratively feasible after the first anniversary of his Disability Date, unless he waives this form of payment and elects a lump sum cash payment in accordance with Paragraph (3). A Member may elect to defer payment of his benefit to the first day of any month occurring after the first anniversary of his Disability Date and on or before the Member’s Required Beginning Date.

(3) A Member may elect to waive the Qualified Joint and Survivor Annuity or the Life Annuity, whichever is applicable, and elect to receive his benefit in a single lump sum cash payment or, if he is married, in the form of a Qualified Joint and 75% Survivor Annuity, paid as of the first day of any month occurring after the first anniversary of the Member’s Disability Date and on or before the Member’s Required Beginning Date. A Member’s election of an optional form of benefit must comply with the requirements of Section 7.01(b)(4).

Section 7.03. Other Termination Benefits. Subject to Section 7.05, if a Member Separates from Service for any reason other than retirement, disability, or death, and his benefit has become vested in accordance with Subsection 5.02(b), his benefit is to be paid as follows:

(a) If the value of the balance of the Member’s Cash Balance Account is $1,000 or less on the date his benefits are payable, which is as soon as administratively feasible after his Separation from Service occurs, a benefit equal to the value of his Cash Balance Account will be paid to him in a single lump sum cash payment as soon as administratively feasible after the last day of the Plan Year in which his Separation from Service occurs. If the value of the balance of the Member’s Cash Balance Account exceeds $1,000 but does not exceed $5,000 on the date his benefits are payable, a benefit equal to the value of his Cash Balance Account will be paid to him in a single lump sum cash payment on the first day of any month occurring after he Separates from Service and on or before his Required Beginning Date, as he elects. If the value of the balance of the Member’s Cash Balance Account exceeds $1,000 but does not exceed $5,000 on the date his benefits are payable, but later exceeds $5,000, his benefits will be paid to him in accordance with Subsection (b) as though he deferred payment to a time after his benefits were first payable.

(b) If the value of the balance of the Member’s Cash Balance Account exceeds $5,000 on the date his benefits are payable, which is as soon as administratively feasible after his Separation from Service occurs, then, subject to Section 7.16, a benefit equal to the value of his Cash Balance Account will be paid as follows:

(1) If the Member is married on his Annuity Starting Date, his benefit will be paid to him in the form of a Qualified Joint and Survivor Annuity beginning on the first day of the month coinciding with or next following the date on which he reaches age 62, unless he waives this form of benefit and elects either a Qualified Joint and 75% Survivor Annuity or a lump sum cash payment in accordance with Paragraph 3. A Member may elect to have payment of his benefit begin as of the first day of any month occurring on or after the Member reaches age 55, and on or before the Member’s Required Beginning Date.

(2) If the Member is not married on his Annuity Starting Date, a benefit equal to the value of his Cash Balance Account will be paid to him in the form of a Life Annuity beginning on the first day of the month coinciding with or next following the date on which he reaches age 62, unless he waives this form of payment and elects a lump sum cash payment. A Member may elect to have payment of his benefit begin as of the first day of any month occurring on or after the Member reaches age 55, and on or before the Member’s Required Beginning Date.

(3) A Member may waive the Qualified Joint and Survivor Annuity or the Life Annuity, whichever is applicable, and elect to receive his benefit in a single lump sum cash payment or, if he is married, in the form of a Qualified Joint and 75% Survivor Annuity, paid as of the last day of any month occurring on or after the Member reaches age 55 and on or before the Member’s Required Beginning Date. A Member’s election of an optional form of benefit must comply with the requirements of Section 7.01(b)(4).

Section 7.04. Death Benefits. Subject to Section 7.05, if a Member dies before his Annuity Starting Date, his benefit will be paid as follows:

(a) If the value of the balance of the Member’s Cash Balance Account on the date of his death, together with the amount of any prior distributions from the Plan, is $1,000 or less, a benefit equal to the value of the Member’s Cash Balance Account will be paid to his Beneficiary in a single lump sum cash payment as soon as administratively feasible after his death. If the value of the balance of the Member’s Cash Balance Account on the date of his death, together with the amount of any prior distributions from the Plan, exceeds $1,000 but does not exceed $5,000, a benefit equal to the value of his Cash Balance Account will be paid to his Beneficiary in a single lump sum cash payment as of the first day of any month the Beneficiary designates, if his Beneficiary is the Member’s Spouse, or as soon as administratively feasible after his death, if his Beneficiary is not his Spouse. If the value of the balance of the Member’s Cash Balance Account on the date of his death, together with the amount of any prior distributions from the Plan, exceeds $1,000 but does not exceed $5,000, but exceeds $5,000 on the date as of which his Spouse elects to receive it, the Spouse’s benefit will be paid to the Spouse in accordance with Subsection (b) as though the Member’s death occurred on the date as of which the Spouse elected to receive the benefit.

(b) If the value of the balance of the Member’s Cash Balance Account on his death, together with the amount of any prior distributions from the Plan, is greater than $5,000, a death benefit will be paid as follows:

(1) If the Member is married on his death, a benefit equal to the value of his Cash Balance Account will be paid to his Spouse in the form of a Qualified Preretirement Survivor Annuity beginning as soon as administratively feasible after the date on which the Member would have reached age 62 (or the date of the Member’s death if he died after reaching age 62), unless (A) the Member waives this form of benefit and elects an optional form of benefit in accordance with Paragraph (3), (B) the Member does not waive this form of benefit but, after the Member’s death, the Spouse elects to receive, in lieu of this form of benefit, a single lump sum cash payment as of the first day of any month the Spouse designates (subject to Section 7.09), or (C) the Member does not waive this form of benefit but, after the Member’s death, the Spouse elects to begin payment of the Qualified Preretirement Survivor Annuity as soon as administratively feasible after the Member’s death. If the Member dies after attaining the earliest retirement age under the Plan, the Spouse’s benefit may not be less than the benefit that would be payable to the Spouse if the Member had retired with an immediate qualified joint and survivor annuity on the day before the Member’s death. If the Member dies on or before the earliest retirement age, the benefit may not be less than the benefit that would be payable to the Spouse if the Member had separated from service at the earlier of actual separation or death, survived until the earliest retirement age, retired at that time with an immediate qualified joint and survivor annuity, and died the day after.

(2) If the Member is not married on his death, a benefit equal to the value of the balance of his Cash Balance Account will be paid to his Beneficiary in a single lump sum cash payment as soon as administratively feasible after his death.

(3) A Member may waive the Qualified Preretirement Survivor Annuity and elect to have any death benefit paid to his Beneficiary in a single lump sum cash payment as soon as administratively feasible after his death. A Member’s election of the lump sum benefit must be made in writing, be received by the Committee during the Applicable Election Period and, if applicable, state the specific nonspouse Beneficiary (including any class of Beneficiaries or contingent Beneficiaries), and his Spouse must consent in writing to his election. The Spouse’s consent must be irrevocable, must be received by the Committee during the Application Election Period, must acknowledge the effect of the consent and the election, and must be witnessed by a Plan representative or notary public. If the Member establishes to the satisfaction of the Committee that the Spouse’s consent cannot be obtained because there is no Spouse or the Spouse cannot be located, the Spouse’s consent will be deemed to have been given. If a Member is legally separated from his Spouse or has been abandoned by his Spouse within the meaning of local law and the Member has a court order to that effect, the Spouse’s consent will not be required unless a Qualified Domestic Relations Order provides otherwise. Any consent will be valid only with respect to the Spouse who signs the consent, or in the event of a deemed consent, the designated Spouse. If a Member’s Spouse is legally incompetent to give consent, the Spouse’s legal guardian (even if the guardian is the Member) may give consent. A Member may revoke a prior election at any time, and any number of times, prior to his death.

Section 7.05. Equivalent Benefits and Present Value. A benefit paid pursuant to Sections 7.01, 7.02, 7.03, or 7.04 in any form other than a lump sum will be the Actuarial Equivalent of the balance of the Member’s Cash Balance Account as of the applicable Annuity Starting Date.

Section 7.06. Written Explanation of Benefits. The Committee will provide the following written explanations:

(a) The Committee will provide to each Member within the period that begins 90 days prior to, and ends 30 days prior to, the Annuity Starting Date a written explanation of (1) the terms and conditions of a Qualified Joint and Survivor Annuity or Life Annuity, (2) the Member’s right to make and the effect of a waiver of a Qualified Joint and Survivor Annuity or Life Annuity, including a married Member’s right to select a Qualified Joint and 75% Survivor Annuity, (3) the consequences of selecting a benefit form that does not defer receipt of the benefit, (4) the rights of a Member’s Spouse with respect to the election of optional forms of benefit, and (5) the right to make and the effect of a revocation of a previous waiver of the Qualified Joint and Survivor Annuity or Life Annuity. A Member may waive any requirement that the Applicable Election Period extend at least 30 days after the Committee provides the Member with the written explanation if the distribution commences more than seven days after the written explanation is provided. If the Member is married, the Member’s Spouse must consent to the waiver in writing before a notary public or a Plan representative.

(b) The Committee will provide to each Member a written explanation of the death benefits under the Plan in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Subsection (a) applicable to a Qualified Joint and Survivor Annuity or Life Annuity. The time for providing the written explanation of the death benefits will be governed by the following provisions:

(1) If an Employee becomes a Member before he reaches age 35, the Committee will provide the written explanation to the Member within the period beginning on the first day of the Plan Year in which the Member reaches age 32 and ending on the first day of the Plan Year in which the Member reaches age 35.

(2) If a Member becomes a Member after reaching age 35, the Committee will provide the written explanation to each Member within a reasonable period after he becomes a Member.

(3) If a Member Separates from Service before reaching age 35, the Committee will provide the written explanation to the Member within one year after the Separation from Service. If the Member is later reemployed, the written explanation will again be provided to him after his reemployment pursuant to the provisions of Paragraphs (1) and (2).

Section 7.07. Purchase of Annuity Contracts. If a Member’s benefits are payable in the form of an annuity, the Committee may cause the Trustee to apply an amount equal to the present value of the Member’s Cash Balance Account for the purchase of an annuity contract from an appropriate insurance company.

Section 7.08. Top-Heavy Benefits. If the Plan is a Top-Heavy Plan for a Plan Year, the minimum benefit requirements of Code section 416(c) will be satisfied by the Employer as follows:

(a) A Non-Key Employee who is a Member and has completed at least 1,000 Hours of Service during the Plan Year will accrue a minimum benefit for the Plan Year that, when expressed as a single life annuity beginning on the Employee’s Normal Retirement Date, must equal at all times at least the product of (1) the Employee’s average Compensation for the five consecutive Plan Years when the Employee had the highest aggregate Compensation and (2) the lesser of (A) 2% per each Plan Year or (B) 20%. A Non-Key Employee will not fail to accrue a minimum benefit for a Plan Year merely because he was not employed on a specified date of that Plan Year or because his compensation for that Plan Year is less than a stated amount.

(b) A Non-Key Employee who is entitled to accrue a minimum benefit for a Top-Heavy Plan Year pursuant to Subsection (a) and who is otherwise entitled to receive a minimum contribution for the same Plan Year under a top-heavy defined contribution plan maintained by the Employer will be entitled to accrue the minimum benefit under this Plan in lieu of the minimum contribution under the defined contribution plan.

(c) For purposes of satisfying the minimum benefit requirements of Code section 416(c)(1) and the Plan, in determining years of service with the Employer, any service with the Employer will be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Code section 410(b)) no Key Employee or former Key Employee.

Section 7.09. Other Distribution Rules Imposed by Federal Law. This Section has been included in the Plan to comply with the limitations imposed by Code sections 401(a)(9) and 401(a)(14), and it will not be construed as providing for a form of benefit not otherwise provided for under the Plan. Notwithstanding any provision of this Plan to the contrary, any distribution under the Plan will be made in accordance with regulations under Code section 401(a)(9) and will comply with the rules described at Article XV. Further, unless a Member elects otherwise, the payment of his benefits under the Plan must begin not later than the 60th day after the end of the Plan Year in which occurs the latest of (1) the Member’s 65th birthday, (2) the 10th anniversary of the Plan Year in which the Member began participation in the Plan, or (3) termination of the Member’s employment with the Employer.

Section 7.10. Effect of Government Regulation on Payment of Benefits. If any regulation of the federal government or a federal agency prohibits or prevents the payment or distribution of benefits in the manner provided in the Plan, the Committee will conform to the regulation without amendment of the Plan.

Section 7.11 . Inalienability of Benefits. Except as provided in this Section, no Plan benefit will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, whether voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge a Plan benefit will be void. The prohibition set out in the preceding sentence will not apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Member pursuant to a Qualified Domestic Relations Order.

Section 7.12. Payments for Benefit of Incompetents. If any benefit is payable to a minor or other person legally incompetent and the Committee is aware of that person’s status, the Committee will direct that payments be made to the legal guardian of that person or to such other person or organization as a court of competent jurisdiction may direct.

Section 7.13. Qualified Domestic Relations Orders. If a Qualified Domestic Relations Order provides for the payment of all or a portion of the value of a Member’s benefit to an alternate payee, distribution to the alternate payee may be made at the time specified in the Qualified Domestic Relations Order, provided the order does not require distribution prior to the date the Member reaches the “earliest retirement age,” as defined in Code section 414(p). Notwithstanding the preceding sentence, if the present value of the alternate payee’s interest in the Plan is less than $5,000, a Qualified Domestic Relations Order may provide for the immediate payment of all or a portion of the value of the Member’s benefit to the alternate payee, and distribution will be made pursuant to the order as soon as administratively feasible following the Committee’s determination that the order is a Qualified Domestic Relations Order.

Section 7.14. Direct Rollovers.

(a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b) A non-Spouse Beneficiary who is a designated beneficiary (as defined in Code section 401(a)(9)(E)) of a Member may elect to have any portion of a distribution payable to him or, to the extent provided in rules prescribed by the Secretary, payable to a trust maintained for his benefit, transferred in a direct trustee-to-trustee transfer to an individual retirement plan described in Code section 402(c)(8)(B)(i) or (ii) established for the purpose of receiving the distribution on behalf of the Beneficiary.

Section 7.15. Beneficiaries. A Member’s Beneficiary will be determined pursuant to this Section.

(a) Except as provided pursuant to a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity, the Member’s Beneficiary will be the person or persons, including a trustee, designated in writing by a Member pursuant to practices of, or rules prescribed by, the Committee, as the recipient of a benefit payable under the Plan following the Member’s death. To be effective, a Beneficiary designation must be filed with the Committee during the Member’s life.

(b) If no person has been designated as the Beneficiary of a Member, or if no person so designated survives the Member, then the Beneficiary will be determined as follows:

(1) If the Member is survived by a Spouse, the Spouse will be the Member’s Beneficiary.

(2) If the Member is not survived by a Spouse, the Member’s estate will be the Member’s Beneficiary.

If any amount becomes payable under the Plan to a Beneficiary who survives the Member but dies before receiving the benefit due him, and if the Member has not named a contingent Beneficiary who survives the Member, that amount will be paid in a lump sum as soon as administratively feasible following the Beneficiary’s death to the Beneficiary’s estate.

Section 7.16. Annual Determination of Cash Balance Accounts. For purposes of Sections 7.01, 7.02, 7.03 and 7.04, the determination of whether the present value of a Member’s Cash Balance Account is $1,000 or less will be made at the time the benefit is first payable and again once each Plan Year after the benefit is first payable. If at any time a determination is made that the present value of a Member’s Cash Balance Account is $1,000 or less, the benefit will be paid to the Member or his or her Beneficiary in a lump sum cash payment as soon as administratively feasible after the determination.

Section 7.17. Preservation of Capital. As of a Member’s Annuity Starting Date, the Member’s benefit under the Plan may be no less than the benefit determined as of that date based on the sum of the “hypothetical contributions” credited under the Plan for the Member. For this purpose, the term “hypothetical contributions” has the meaning ascribed to it at proposed Treasury regulation § 1.411(b)(5)-1(d)(2)(ii)(B) or any regulation that replaces it.

ARTICLE VIII

ADMINISTRATION

Section 8.01. Administrator. The Plan Committee will be the administrator of the Plan within the meaning of ERISA section 3(16)(A). The Committee will consist of the number of Members, not fewer than three, that is specified from time to time by the Board of Directors or its designee. A person must be an officer or employee of ESI to be a member of the Committee. All members of the Committee will serve without compensation.

Section 8.02. Removal and Replacement of Committee Members. The members of the Committee will hold membership at the pleasure of the Board of Directors or its designee and may be removed by the Board of Directors or its designee with or without cause. Any vacancy among the members will be filled by the Board of Directors or its designee.

Section 8.03. Resignation. A member of the Committee may resign by delivering his written resignation to any other member of the Committee or to the Board of Directors. A resignation will become effective on the date specified in the instrument of resignation.

Section 8.04. Chairman, Services, and Counsel. The members of the Committee will elect one of their members as Chairman and will elect a Secretary, who may be, but need not be, one of the members of the Committee. The Employer will provide the Committee, at the Employer’s expense, with such clerical, accounting, actuarial, and other services as the Committee may reasonably require in carrying out its responsibilities. The Committee may employ counsel, who may be, but need not be, counsel to the Employer.

Section 8.05. Meetings. The Committee will hold meetings upon such notice, at such places, and at such times as the Committee may from time to time determine.

Section 8.06. Quorum. A majority of the members of the Committee at the time holding office will constitute a quorum for the transaction of business. All resolutions and other actions taken by the Committee at any meeting will be by the vote of the majority of the members of the Committee present at the meeting.

Section 8.07. Action Without Meeting. Any decision, order, direction, or other action, including orders and directions to the Trustee, made in writing signed by a majority of the members of the Committee at the time holding office will constitute valid and effective action of the Committee, whether or not the matter to which that decision, order, direction, or other action pertains has already been acted upon at a duly called and held meeting of the Committee.

Section 8.08. Notice to Trustee of Changes in Membership. The Trustee will not be charged with notice of any change in the membership of the Committee unless and until it has received a certified copy of the resolution or vote of the Board of Directors effecting the change.

Section 8.09. Correction of Defects. The Committee may correct any defect or supply any omission or reconcile any error or inconsistency in its previous proceedings, decisions, orders, directions, or other actions in such manner and to such extent as it will deem advisable to carry out the purposes of the Plan.

Section 8.10. Reliance Upon Legal Counsel. The members of the Committee, and the Employer and its officers and directors, will be entitled to rely upon all opinions given by legal counsel selected by the Committee.

Section 8.11. Expenses. In the performance of its duties, the Committee is authorized to incur reasonable expenses, including counsel fees, which will, to the extent permitted by ERISA, be chargeable against the funds of the Trust if the expenses are not paid by the Employer.

Section 8.12. Indemnification. The Employer agrees to indemnify and hold harmless each member of the Committee against any cost, expense, or liability (including any sum paid in settlement of any claim with the approval of the Board of Directors) arising out of any act or omission to act as a member of the Committee, except only acts and omissions representing willful misconduct, fraud, or lack of good faith.

Section 8.13. Powers and Duties of Committee. Subject to the specific limitations stated in this Plan, the Committee will have the following powers, duties, and responsibilities:

(a) To carry out the general administration of the Plan;

(b) To cause to be prepared all forms necessary or appropriate for the administration of the Plan;

(c) To keep appropriate books and records, including minutes of the meetings of the Committee;

(d) To determine, consistent with the provisions of this Plan, the manner in which the Trust Assets will be allocated and disbursed;

(e) To give directions to the Trustee as to the amounts to be disbursed to Members and others under the provisions of the Plan;

(f) To establish written procedures for determining, and to determine in accordance with those procedures, whether a domestic relations order is a Qualified Domestic Relations Order.

(g) To exercise all other powers and duties specifically conferred upon the Committee elsewhere in this Plan and the Trust Agreement;

(h) To exercise all duties and responsibilities imposed by ERISA upon the Committee as administrator of the Plan;

(i) To interpret, with discretionary authority, the provisions of the Plan and to resolve, with discretionary authority, all disputed questions of Plan interpretation including eligibility, rights, and status of Members and others under the Plan; and

(j) To employ agents to assist it in performing its administrative duties.

The Committee will at all times make similar decisions on similar questions involving similar circumstances. Subject to the provisions of ERISA and to the provisions of Article IX relating to claims, all decisions of the Committee made in good faith on all matters within the scope of its authority under the provisions of this instrument will be final and binding upon all persons.

Section 8.14. Matters Specifically Excluded from Jurisdiction. Notwithstanding any other provision of this Plan, the Committee will have no power, duty, or authority with respect to determination of the amounts to be contributed by the Employer to the Trust.

Section 8.15. Investment Manager. The Employer may appoint an investment manager or managers to manage (including the power to acquire and dispose of any Trust Assets) those Trust Assets specified by the Employer, subject to the conditions of this Section.

(a) An appointed investment manager must (1) be registered as an investment adviser under the Investment Advisers Act of 1940; (2) be a bank as defined in that Act; or (3) be an insurance company qualified to perform investment management services in more than one state.

(b) An appointed investment manager must, prior to acting with respect to the Trust Assets, acknowledge in writing that he accepts the duties given him under the Plan and that he is a fiduciary with respect to the Plan.

(c) Upon the appointment of an investment manager, the Employer will notify the Trustee of the appointment in writing, and will deliver to the Trustee a copy of the instruments evidencing the appointment, copies of the written acknowledgement referred to in Subsection (b), and written directions concerning the proper segregation of the Trust Assets into separate investment accounts, if appropriate. The Employer’s written notification will constitute a warranty as to the investment manager’s qualifications under section 3(38) of ERISA, and the Trustee will be fully protected in relying on the investment manager’s continued qualification and authority until otherwise notified in writing by the Employer. The Trustee will follow the directions of an appointed investment manager regarding investment and reinvestment of Trust Assets. The Trustee will be under no obligation to review or give advice with respect to the investment manager’s directions.

(d) The Trustee will not be liable for the acts or omissions of the investment manager or be under an obligation to invest or otherwise manage any Trust Assets that are subject to management by the investment manager. The Trustee will have no liability arising out of following the directions of the investment manager.

(e) The Employer may remove an investment manager upon written notice to the Trustee, in which case the Trustee will, until notified of the appointment of a successor investment manager, accept and manage the Trust Assets previously managed by the investment manager.

ARTICLE IX

CLAIMS PROCEDURES

Section 9.01. Presentation of Claims. Any person believing himself to be entitled to a benefit under the Plan may file an application or claim for the benefit with the Committee. The Committee may adopt and supply forms for benefit applications, but no claim will be adversely affected because the claimant has not used the form adopted by the Committee. A claim for a benefit will be deemed to have been made upon receipt by any member of the Committee of a written request for the benefit, signed by the claimant or his representative.

Section 9.02. General Claims Procedures (Claims Not Requiring a Determination of Disability by the Plan). Except as provided in Section 9.03, the following will apply to claims for benefits under the Plan.

(a) If a claim is denied in whole or in part, the Committee, within 90 days after receipt of the claim, will give the claimant written notice of the denial. If special circumstances require extension of the 90-day response period, the Committee may extend the period for up to 90 additional days by notifying the claimant, within the original 90-day period, of the extension, the reason for it, and when a decision can be expected. The notice of a claim denial will state, in a manner calculated to be understood by the claimant, the following:

(1) the specific reason or reasons for the denial;

(2) specific reference to the Plan provision or provisions on which the denial is based;

(3) a description of any additional material or information needed to perfect the claim, and why the information is necessary; and

(4) an explanation of the appeal right and procedure described in Subsection (b).

(b) A claimant whose claim is denied, in whole or in part, will have the right to appeal to the Committee for review of the denial. The following provisions will apply to that right of appeal:

(1) The request for review must be filed with the Committee within 60 days after written notice of denial of the claim.

(2) The request must be in writing signed by the claimant or his authorized representative.

(3) The claimant will have the right, upon request, to review records and documents in the possession of the Committee relating to the claim.

(4) The claimant may submit issues, arguments, and other comments in writing to the Committee, with any documentary evidence in support of his claim.

(5) The decision by the Committee will be given to the claimant in writing within 60 days after receipt by the Committee of the claimant’s request for review. If special circumstances require extension of the 60-day period, the Committee may extend the 60-day period for up to 60 additional days by notifying the claimant, within the original 60-day period, of the extension, the reason for it, and when a decision can be expected. If the decision denies the claim, in whole or in part, the decision will state the specific reasons for the denial, including specific references to the Plan provision or provisions on which the denial is based, all stated in language calculated to be understood by the claimant.

Section 9.03. Disability Claims Procedures. These procedures will be followed with respect to claims that require a determination of Disability under the Plan. The Committee will give the claimant notice of the decision on his claim no later than 45 days after the claim is filed. This time period may be extended twice by 30 days if the Committee (1) determine that the extension is required due to matters beyond the control of the Plan and (2) notifies the claimant of the circumstances requiring the extension of time and the date by which the

Committee expects to render a decision. If an extension is necessary due to the claimant’s failure to submit the information necessary to decide the claim, the notice of extension will specifically describe the required information, and the claimant will be afforded at least 45 days from receipt of the notice within which to provide the specific information. If the claimant delivers the requested information within the time specified, any 30 day extension period will begin after the claimant has provided that information. If the claimant fails to deliver the requested information within the time specified, the Committee may decide the claim without that information.

(a) If a claim is denied, in whole or in part, the notice of the benefit determination under the Plan will state the following:

(1) the specific reason or reasons for the denial;

(2) specific reference to the Plan provision or provisions on which the denial is based;

(3) a description of any additional material or information needed to complete the claim and why the information is necessary;

(4) a description of the Plan procedures and time limits for appealing the determination, the claimant’s right to obtain information about those procedures, and the right to sue in federal court; and

(5) disclosure of any internal rule, guidelines, protocol or similar criterion relied on in making the denial (or state that the information will be provided free of charge upon request).

(b) If a claim for benefits based on a Disability is denied, the claimant will have 180 days from the receipt of the Committee’s decision to appeal to the Committee for a review of the denial. The Committee’s decision will be given to the claimant in writing, within 45 days after the Committee receives the claimant’s signed, written request for review, unless special circumstances require an additional period, up to 45 days, in which case the Committee will notify the claimant of the special circumstances and the date upon which the Committee expects to render its determination on review.

If an extension is necessary due to the claimant’s failure to submit the information necessary to decide the appeal, the notice of extension will specifically describe the required information, and the claimant will be afforded at least 45 days from receipt of the notice to provide the specified information. If the claimant delivers the requested information within the time specified, the 45 day extension of the appeal period will begin after the claimant has provided that information. If the claimant fails to deliver the requested information within the time specified, the Committee may decide the appeal without that information. The following provisions apply to the right of appeal:

(1) The claimant will have the opportunity to submit written comments, documents, or other information in support of his appeal.

(2) Upon request, the claimant will have access to all relevant documents as described by applicable U.S. Department of Labor regulations.

(3) The review will take into account all information, whether or not presented or available at the initial determination.

(4) The initial determination will not be afforded any deference.

(5) The review will be conducted by a person different from the person who made the initial determination and who is not the original decision maker’s subordinate.

(6) If the decision is made on the grounds of a medical judgment, the Committee will consult with a health care professional with appropriate training and experience. The health care professional will not be the individual who was consulted during the initial determination or that person’s subordinate.

(7) The Committee will provide the claimant with the name of any medical or vocational expert who advised the Plan with regard to his claim.

(c) A notice that the request on appeal is denied will contain the following information:

(1) the specific reason(s) for the appeal determination;

(2) a reference to the specific Plan provision(s) on which the determination is based;

(3) a statement disclosing any internal rule, guidelines, protocol or similar criterion relied on in making the adverse determination (or a statement that the information will be provided free of charge upon request);

(4) a statement describing the claimant’s right to bring a civil suit under federal law;

(5) a statement that the claimant is entitled to receive upon request, and without charge, reasonable access to or copies of all documents, records or other information relevant to the determination; and

(6) the statement that “You or your plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

ARTICLE X

LIMITATIONS ON RIGHTS OF

EMPLOYEES AND OTHER PERSONS

Section 10.01. In General. The Plan is strictly a voluntary obligation on the part of the Employer and will not be deemed to constitute a contract between the Employer and any Employee or to be a consideration for, an inducement to, or a condition of the employment of any Employee. Neither the Employer, the Committee, nor the Trustee in any way guarantees against loss or depreciation of any Trust Assets or guarantees the payment of any benefit or amount that may become due under the Plan to any Member, his Beneficiaries, or to any creditor of the Trust. Except as may be otherwise provided by ERISA, neither the Employer nor the Committee will be liable to any person for any act or omission of the Trustee, nor will the Trustee be liable to any person for any act or omission of the Employer or the Committee.

Section 10.02. No Increase or Impairment of Other Rights. Nothing contained in the Plan will be deemed to give any Employee the right to be retained in the Employer’s service or will interfere with the Employer’s right to discharge or otherwise terminate any Employee’s employment.

Section 10.03. Trust Sole Source of Benefits. Except as may be otherwise provided by ERISA, no person will be entitled to any right or claim to benefits except to the extent that the right is specifically fixed under the terms of the Plan and there are Trust Assets available for payment of the benefits.

Section 10.04. Other Limitations of Liability. Except as may be otherwise provided by ERISA, neither the Employer, the Committee, nor the Trustee will be under any liability or responsibility for the validity or effectiveness of the Plan or the Trust Agreement, or for any failure of this Plan or the Trust to qualify at any time or for any period as a tax-exempt plan or trust under the provisions of the Code or any applicable law or for any tax or increase in tax on a Member or Beneficiary because of any benefits.

ARTICLE XI

PROVISIONS DESIGNED TO COMPLY WITH

LIMITATIONS ON BENEFITS AND OTHER ADDITIONS

Section 11.01. Purpose and Construction of This Article. This Article is included in the Plan to comply with limitations imposed by Code section 415, and all provisions of this Article will be construed and applied accordingly.

Section 11.02. General Statement of Limitation. Notwithstanding any other provisions of the Plan, the following limitations on benefits will apply:

(a) When expressed as a benefit payable annually in the form of a straight life annuity, the maximum annual benefit payable to a Member under the Plan, when added to any benefit payable to the Member under any other qualified defined benefit plan maintained by the Employer, is equal to the lesser of (1) $160,000, as adjusted under Code section 415(d), or (2) the Member’s average Compensation for the three consecutive Plan Years when the Member had the highest aggregate Compensation, or during all of the Plan Years in which he was an active Member if less than three, subject to the adjustments described below.

(b) If the benefit begins before age 62, the Dollar Limit applicable to the Member at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the Dollar Limit applicable to the Member at age 62 (adjusted under (A) above, if required). The Dollar Limit applicable at an age prior to age 62 is determined as the lesser of (i) the actuarial equivalent (at such age) of the Dollar Limit computed using the interest rate and mortality table (or other tabular factor) specified in the definitions of “Actuarial Equivalent” and “Applicable Percentage” at Section 2.01 of the Plan and (ii) the actuarial equivalent (at such age) of the Dollar Limit computed using a 5 percent interest rate and the applicable mortality table as defined in the definitions of “Actuarial Equivalent” at Section 2.01 of the Plan. Any decrease in the Dollar Limit determined in accordance with this Paragraph (B) will not reflect a mortality decrement if benefits are not forfeited upon the death of the Member. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

(c) If the benefit begins after the Member attains age 65, the Dollar Limit applicable to the Member at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the Dollar Limit applicable to the Member at age 65 (adjusted under (A) above, if required). The actuarial equivalent of the Dollar Limit applicable at an age after age 65 is determined as (i) the lesser of the actuarial equivalent (at such age) of the Dollar Limit computed using the interest rate and mortality table (or other tabular factor) specified in the definitions of “Actuarial Equivalent” and “Applicable Percentage” at Section 2.01 of the Plan and (ii) the actuarial equivalent (at such age) of the Dollar Limit computed using a 5 percent interest rate assumption and the applicable mortality table as defined in the definition of “Actuarial Equivalent” at Section 2.01 of the Plan. For these purposes, mortality between age 65 and the age at which benefits commence will be ignored.

(d) If the benefit is payable in a form other than a straight life annuity, the benefit will be adjusted in accordance with regulations prescribed by the Secretary to an equivalent benefit. For this purpose, the portion of a joint and survivor annuity that constitutes a Qualified Joint and Survivor Annuity and any ancillary benefits will not be taken into account.

(e) For purposes of adjusting the limit under paragraph (d) for any form of benefit subject to Code section 417(e)(3), the interest rate assumption used in 2004 and 2005 will be the greater of 5.5% and the rate used to compute an Actuarial Equivalent. Notwithstanding the preceding sentence, in the case of benefit paid after December 31, 2003 and before January 1, 2005, the amount payable under a form of benefit subject to Code section 417(e)(3) will not, solely by reason of the preceding sentence, be less than the amount that would have been payable had the amount payable been determined using the applicable interest rate (as defined in Code section 417(e)(3)) in effect as of December 31, 2003. Also for these purposes, the interest rate assumption used in 2006 and later Plan Years will be the greatest of 5.5%, the rate that provides a benefit of not more than 105% of the benefit that would be provided if the applicable interest rate (as defined in Code section 417(e)(3)) were the interest rate assumption, and the rate used to compute an Actuarial Equivalent. For purposes of adjusting any limit or benefit under paragraph (b), (c) or (d), the mortality table used will be the table prescribed in Code section 417(e)(3).

(f) Notwithstanding the preceding Subsections, the benefit payable to a Member will be deemed not to exceed the limitations of this Section if the Member has at no time participated in any defined contribution plan maintained by the Employer and the benefit payable to the Member under this Plan and all other defined benefit plans maintained by the Employer do not exceed $10,000 for the Plan Year or any prior Plan Year.

(g) If the Member’s benefit begins when he has fewer than 10 years of participation in the Plan, the Dollar Limit will instead be a limit equal to the product of the Dollar Limit and a fraction, the numerator of which is the number of years of participation in the Plan and the denominator of which is 10. The preceding sentence will apply to the Compensation Limit and the limit described at Subsection (f), except that it will be applied with respect to Years of Benefit Service rather than years of participation in the Plan. In no event will the preceding provisions of this Subsection reduce the Dollar Limit, the Compensation Limit, or the limit described at Subsection (f) to an amount less than 1/10 of the particular limit.

ARTICLE XII

AMENDMENT, MERGER AND TERMINATION

Section 12.01. Amendment of Plan. The Board of Directors reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan. With the prior authorization of the Board of Directors, the President of ESI may also amend the Plan. A certified copy of the resolution of the Directors or the written directive of the President making the amendment will be delivered to the Trustee. The Plan will be amended in the manner and effective as of the date set forth in the resolution or directive, and the Employees, Members, Beneficiaries, the Trustee, and all others having any interest under the Plan will be bound by the amendment. However, no amendment will make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan, before the satisfaction of all liabilities with respect to them. No amendment will be made that has the effect of decreasing the accrued benefit of any Member or of reducing the nonforfeitable percentage of the accrued benefit of any Member below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective.

Section 12.02. Amendments Necessary to Bring Plan into Compliance with the Code and ERISA. Notwithstanding any other provision of the Plan, any modification or amendment of the Plan may be made, retroactively if necessary, that may be required (a) to cause the Trust to constitute a qualified trust under the provisions of Code section 401, or (b) to comply in every respect with ERISA.

Section 12.03. Amendments to Vesting Provisions. If the Plan’s vesting provisions are amended, each Member with at least three Years of Vesting Service may elect, within the period specified in the following sentence, to have his nonforfeitable percentage computed under the Plan without regard to the amendment. The period during which the election may be made will begin with the date the amendment is adopted and will end 60 days after the latest of the following events occurs: (1) the amendment is adopted, (2) the amendment becomes effective, or (3) the Member is issued written notice of the amendment by the Employer.

Section 12.04. Merger or Consolidation. The Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

Section 12.05. Termination of Plan. The Plan is intended to be permanent, and the Trust created in support of the Plan is intended to be irrevocable, except in the manner and to the extent otherwise provided in the Plan or in the Trust Agreement. The Board of Directors may terminate the Plan for any reason at any time. A certified copy of the resolution of the Directors terminating the Plan will be delivered to the Trustee, and the Plan will be terminated as of the date of termination specified in the resolution. In addition, the Plan will terminate upon (a) the cessation of business operations by the Employer unless a successor employer continues the Plan and becomes a party to the Trust Agreement or (b) the legal adjudication of the Employer as a bankrupt; a general assignment by the Employer to or for the benefit or its creditors; or the voluntary or involuntary dissolution of the Employer. In case of termination of the Plan, the rights of Members to the benefits accrued under the Plan to the date of the termination, to the extent then funded or guaranteed by the Pension Benefit Guaranty Corporation, if greater, will be nonforfeitable. The funds of the Plan will be used for the exclusive benefit of persons entitled to benefits under the Plan as of the date of termination, except as provided in Section 4.04. However, any funds not required to satisfy all liabilities of the Plan for benefits because of erroneous actuarial computation will revert to and be returned to the Employer. The Committee will determine on the basis of actuarial valuation the share of the funds of the Plan allocable to each person entitled to benefits under the Plan in accordance with section 4044 of ERISA, or corresponding provision of any applicable law in effect at the time. In the event of a partial termination of the Plan, the provisions of this Section will be applicable to the Members affected by that partial termination. Effective January 1, 2008, in accordance with Code section 411(b)(5)(B)(vi), on termination of the Plan (a) if the interest credit rate under Section 6.04 is a variable rate, the rate of interest used to determine accrued benefits under the Plan will be equal to the average of the rates used under the Plan during the 5-year period ending on the termination date, and (b) the interest rate and mortality table used to determine the amount of any benefit under the Plan payable in the form of an annuity payable at normal retirement age will be the rate and table specified under the Plan for this purpose as of the termination date (without regard to termination of the Plan), except that if the interest rate is a variable rate, it will be determined under the rules of the preceding sentence.

Section 12.06. Limitation Concerning 25 Highest Paid Employees.

(a) The provisions of this Section will apply (1) if the Plan is terminated, to any Member who is a Highly Compensated Member and (2) in any other event, to any Member who is one of the 25 Highly Compensated Members with the greatest compensation in any Plan Year. The amount of the annual payments to any of the Members to whom this Section applies will not be greater than an amount equal to the payments that would be made on behalf of the Member under a single life annuity that is the Actuarial Equivalent of the present value of the balance of the Member’s Cash Balance Account.

(b) If, (1) after payment to any one of the 25 Highly Compensated Members described above to whom this Section applies of his benefits, the value of Plan assets equals or exceeds 110 percent of the value of current liabilities (as that term is defined in Code section 412(1)(7)) of the Plan, or (2) the value of the benefits of any one of the 25 Highly Compensated Members to whom this Section applies is less than one percent of the value of current liabilities of the Plan, the provisions of Subsection (a) will not be applicable to the payment of benefits to that Member.

(c) Notwithstanding Subsection (a), if the Plan is terminated, the restriction of this Section will not be applicable if the benefits payable to any Highly Compensated Member is limited to a benefit that is nondiscriminatory under Code section 401(a)(4).

(d) If it should subsequently be determined by statute, court decision acquiesced in by the Commissioner of Internal Revenue, or ruling by the Commissioner of Internal Revenue, that the provisions of this Section are no longer necessary to qualify the Plan under the Code, this Section will have no further effect without the necessity of further amendment to the Plan.

ARTICLE XIII

PROVISIONS RELATING TO TOP-HEAVY PLAN

Section 13.01. Construction of this Article. This Article will be construed in accordance with Code section 416 and the regulations thereunder.

Section 13.02. Top-Heavy Determination. For each Plan Year, the Committee will determine whether the Plan is a Top- Heavy Plan.

(a) The Plan will be determined to be a Top-Heavy Plan if it satisfies either Paragraph (1) or Paragraph (2).

(1) Except as provided in Paragraph (3), the Plan will be a Top-Heavy Plan for a Plan Year if, as of the Determination Date, the present value of the accumulated accrued benefits under the Plan of Key Employees exceeds 60% of the present value of the accumulated accrued benefits under the Plan of all Employees.

(2) Except as provided in Paragraph (3), the Plan will be a Top-Heavy Plan for a Plan Year if it is included in a Required Aggregation Group that is a Top-Heavy Group for the Plan Year.

(3) The Plan will not be a Top-Heavy Plan for a Plan Year if it is included in an Aggregation Group (whether a Required Aggregation Group or a Permissive Aggregation Group) that is not a Top-Heavy Group for the Plan Year.

(b) An Aggregation Group will be a Top-Heavy Group for the Plan Year if (as of the respective Determination Dates that occur in the same calendar year for each of the plans in the Aggregation Group) the sum of:

(1) the present value of the cumulative accrued benefits for Key Employees under all defined benefit Retirement Plans included in the Aggregation Group, and

(2) the aggregate balances of the accounts of Key Employees under all defined contribution Retirement Plans included in the Aggregation Group, exceeds 60% of a similar sum determined for all Employees.

(c) In making the determinations required by this Section, the rules of Section 13.03 will apply.

Section 13.03. Special Rules Relating to Determination of Top-Heavy Status. In making the determinations required by this Article, the following rules will apply:

(a) In determining the present value of an Employee’s accrued benefits under any defined benefit Retirement Plan, the mortality table and interest rate used for actuarial equivalents in that Retirement Plan will be used. In addition, subsidized benefits will not be taken into account unless they are nonproportional subsidies.

(b) For purposes of determining the present value of an Employee’s cumulative accrued benefits and the aggregate balances of his accounts under this Article, distributions made with respect to the Employee during the 1-year period ending on the Determination Date will be taken into account. The preceding sentence will also apply to distributions under a terminated Retirement Plan that would have been required to be included in the Aggregation Group if the Retirement Plan had not been terminated. In the case of a distribution made for a reason other than severance from employment, death, or Disability, this provision will be applied by substituting a 5-year period for the 1-year period.

(c) All Retirement Plans included in the Required Aggregation Group must be aggregated to determine whether they constitute a Top-Heavy Group.

(d) If an individual is a Non-Key Employee with respect to any Retirement Plan for a Plan Year, but the individual was a Key Employee with respect to the Retirement Plan for any prior Plan Year, no accrued benefit or account of the Employee will be taken into account in determining top-heavy status.

(e) If an individual has not performed any service for the Employer at any time during the 1-year period ending on the Determination Date, the accrued benefits and accounts of that individual will not be taken into account.

(f) For purposes of determining the present value of the accrued benefit of an Employee other than a Key Employee, the accrued benefit will be determined (1) under the method used for accrual purposes for all Retirement Plans of the Employer, or (2) if there is no method described in Clause (1), as if the benefit accrued not more rapidly than the slowest accrual rate permitted under Code section 411(b)(1)(C).

ARTICLE XIV

MISCELLANEOUS PROVISIONS

Section 14.01. No Duplication of Benefits. Nothing in this Plan will be construed to permit any duplication of the benefits of a former Member upon his re-entry into the Plan as a Member after Separation from Service. Any such duplication of benefits is specifically prohibited.

Section 14.02. Named Fiduciaries. The Employer, the Committee, and the Trustee are hereby designated as named fiduciaries with respect to the Plan. Each named fiduciary will have only such authority as to the control and management of the operation and administration of the Plan as is specifically given to it by the provisions of the Plan. No named fiduciary will be subject to the direction or control of another named fiduciary except to the extent, and in the manner, specifically provided herein or in the Trust Agreement. Each named fiduciary will discharge his duties with respect to the Plan in accordance with the applicable provisions of ERISA.

Section 14.03. Bonding. Each fiduciary of the Plan and Trust and each person who handles funds of the Plan and Trust will be bonded, except a corporate Trustee who is exempt from the ERISA bonding requirements.

Section 14.04. Qualified Military Service. Notwithstanding any other provisions of this Plan to the contrary, contributions, benefits and service credits with respect to qualified military service will be provided in accordance with Code section 414(u).

ARTICLE XV

MINIMUM DISTRIBUTION REQUIREMENTS

Section 15.01. Time and Manner of Distributions.

(a) Required Beginning Date. The Member’s entire interest will be distributed, or begin to be distributed, to the Member no later than the Member’s Required Beginning Date.

(b) Death of Member Before Distributions Begin. Unless a Member or beneficiary elects to apply the Five-Year Rule pursuant to Section 15.05, if the Member dies before distributions begin, the Member’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1) If the Member’s surviving Spouse is the Member’s sole designated beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70 1/2, if later.

(2) If the Member’s surviving Spouse is not the Member’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

(3) If there is no designated beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(4) If the Member’s surviving Spouse is the Member’s sole designated beneficiary, and the surviving Spouse dies after the Member but before distributions to the surviving Spouse begin, this Subsection 15.01(b), other than Paragraph 15.01(b)(1), will apply as if the surviving Spouse were the Member.

For purposes of this Subsection 15.01(b) and Section 15.04, distributions are considered to begin on the Member’s Required Beginning Date (or, if Paragraph 15.01(b)(4) applies, the date distributions are required to begin to the surviving Spouse under Paragraph 15.01(b)(1)). If annuity payments irrevocably commence to the Member before the Member’s Required Beginning Date (or to the Member’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Paragraph 15.01(b)(1)), the date distributions are considered to begin is the date distributions actually commence.

(c) Forms of Distribution. Unless the Member’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections 15.02, 15.03 and 15.04. If the Member’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code section 401(a)(9) and the Treasury regulations. Any part of the Member’s interest which is in the form of an individual account described in Code section 414(k) will be distributed in a manner satisfying the requirements of Code section 401(a)(9) and the Treasury regulations that apply to individual accounts.

Section 15.02. Determination of Amount to be Distributed Each Year.

(a) General Annuity Requirements. If the Member’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

(1) The annuity distributions will be paid in periodic payments made at intervals not longer than one year.

(2) The distribution period will be over a life (or lives) or over a period certain not longer than the period described in Section 15.03 or 15.04.

(3) Once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted.

(4) Payments will either be nonincreasing or increase only as follows:

(A) by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

(B) to the extent of the reduction in the amount of the Member’s payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described in Section 15.03 dies or is no longer the Member’s beneficiary pursuant to a Qualified Domestic Relations Order;

(C) to provide cash refunds of Member contributions upon the Member’s death; or

(D) to pay increased benefits that result from a Plan amendment.

(b) Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the Member’s Required Beginning Date (or, if the Member dies before distributions begin, the date distributions are required to begin under Paragraph 15.01(b)(1) or 15.01(b)(2)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, such as, bi-monthly, monthly, semi-annually, or annually. All of the Member’s benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Member’s required beginning date.

(c) Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Member in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which the amount accrues.

Section 15.03. Requirements For Annuity Distributions That Commence During Member’s Lifetime.

(a) Joint Life Annuities Where the Beneficiary Is Not the Member’s Spouse. If the Member’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Member and nonspouse beneficiary, annuity payments to be made on or after the Member’s Required Beginning Date to the designated beneficiary after the Member’s death must not at any time exceed the applicable percentage of the annuity payment for that period that would have been payable to the Member using the table set forth in Q&A-2 of section 1.401(a)(9)-6 of the Treasury regulations. If the form of distribution combines a joint and survivor annuity for the joint lives of the Member and a nonspouse beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain.

(b) Period Certain Annuities. Unless the Member’s Spouse is the sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Member’s lifetime may not exceed the applicable distribution period for the Member under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Member reaches age 70, the applicable distribution period for the Member is the distribution period for age 70 under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations plus the excess of 70 over the age of Member as of the Member’s birthday in the year that contains the annuity starting date. If the Member’s Spouse is the Member’s sole designated beneficiary and the form of distribution is a period certain and not a life annuity, the period certain may not exceed the longer of the Member’s applicable distribution period, as determined under this Subsection 15.03(b), or the joint life and last survivor expectancy of the Member and the Member’s Spouse as determined under the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Member’s and Spouse’s attained ages as of the Member’s and Spouse’s birthdays in the calendar year that contains the Annuity Starting Date.

Section 15.04. Requirements For Minimum Distributions Where Member Dies Before Date Distributions Begin. Unless an Member or beneficiary elects to apply the Five-Year Rule pursuant to Section 15.05, the Member’s interest will be distributed as follows:

(a) Member Survived by Designated Beneficiary. If the Member dies before the date on which distribution of his or her interest begins and there is a designated beneficiary, the Member’s entire interest will be distributed, beginning no later than the time described in Paragraph 15.01(b)(1) or 15.01(b)(2), over the life of the designated beneficiary or over a period certain not exceeding:

(1) Unless the Annuity Starting Date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year immediately following the calendar year of the Member’s death; or

(2) If the Annuity Starting Date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year that contains the Annuity Starting Date.

(b) No Designated Beneficiary. If the Member dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(c) Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Member dies before the date distribution of his or her interest begins, the Member’s surviving Spouse is the Member’s sole designated beneficiary, and the surviving Spouse dies before distributions to the surviving Spouse begin, this Section 15.04 will apply as if the surviving Spouse were the Member, except that the time by which distributions must begin will be determined without regard to Paragraph 15.01(b)(1).

Section 15.05. Election of Five-Year Rule. A Member or beneficiary may elect to apply the Five-Year Rule instead of the life expectancy rule of Subsection 15.01(b) and Section 15.04. The Member or beneficiary’s election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Subsection 15.01(b), or by September 30 of the calendar year which contains the fifth anniversary of the Member’s (or, if applicable, surviving Spouse’s) death.

Section 15.06. Definitions.

(a) Designated Beneficiary. A “designated beneficiary” is the individual who is the designated beneficiary under Code section 401(a)(9) and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(b) Member. For purposes of Article XVI of the Plan, the term “Member” includes any Member and, where applicable, any Deferred Benefit Member or Retired Member.

(c) Five-Year Rule. The “Five-Year Rule” requires that a Member’s entire interest must be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(d) Life Expectancy. “Life expectancy” is the life expectancy computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

ITT Educational Services, Inc. has caused this 2012 restatement of the ESI Pension Plan to be executed by its duly authorized officer on this 28th day of November, 2011.

ITT EDUCATIONAL SERVICES, INC.

By:	/s/ Nina Esbin
(Signature)

Nina Esbin
(Printed)

SVP, Human Resources
(Title)

ATTEST:

/s/ Carolyn K. Herald
(Signature)

Carolyn K. Herald
(Printed)

Retirement Specialist
(Title)